EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of NeoGenomics, Inc. of our report dated March 3, 2015 on the consolidated balance sheet of NeoGenomics, Inc. as of December 31, 2014 and the consolidated statements of operations, stockholders’ equity and cash flows for the year then ended and on the effectiveness of internal control over financial reporting at December 31, 2014.

/s/ Crowe Horwath LLP

Tampa, Florida

July 28, 2015